               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Material Technologies, Inc.
11661 San Vicente Blvd., Suite 707
Los Angeles, California 90049

     The undersigned consents to the use of his opinion dated March 7, 2003, relating to the financial statements of Material Technologies, Inc., a Delaware
Corporation, and to the reference to the firm under "Experts," all as included in the Registration Form 10-K.

Torrance, California                /s/ Jonathon P. Reuben, C.P.A
May 1, 2003                             Jonathon P. Reuben, C.P.A.